Exhibit 99.1



FOR IMMEDIATE RELEASE

Contact Thomas L. Auth, President of ITI Technologies, Inc. at 612-777-2690.

NORTH ST. PAUL, MINNESOTA--NOVEMBER 15, 1996

ITI TECHNOLOGIES, INC. (ITII, NASDAQ) ("ITI") announced that it received a letter yesterday afternoon from the President of ADT Security Systems, Inc. ("ADT") stating that ITI is currently not included in ADT's "future strategic product planning" and that ITI should "anticipate a reduction in purchase orders from ADT during the first quarter of 1997. . ."

ADT is ITI's largest single customer and accounted for over 43% of ITI's revenue through the third quarter of 1996. A significant reduction of orders from ADT will have a material adverse effect on ITI's revenues and earnings in 1997.

No specific reasons were given by ADT for its change in product strategy.

ITI's management has long recognized that having one customer account for such a large portion of our sales represented a business risk. Accordingly, ITI has been working on several new product developments and seeking sales opportunities with a number of other potentially large customers for ITI products. Management believes that these efforts, coupled with our strong financial position, will allow ITI to continue to prosper.